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                                                                   Exhibit 10.12


                           UNITED NATIONAL GROUP, LTD.

                         ANNUAL INCENTIVE AWARDS PROGRAM

                        (Effective as of January 1, 2003)
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                           UNITED NATIONAL GROUP, LTD.
                         ANNUAL INCENTIVE AWARD PROGRAM

I.  PURPOSE:  The purposes of this Annual Incentive Award Program are:

    1. To encourage increased efficiency and profitability of United National Group, Ltd. (UNGL).

    2.  To reward participants' contributions to corporate success.

II.  COMPENSATION PHILOSOPHY

     United National Group, Ltd. wishes to provide a comprehensive, competitive compensation program for its officers. This Annual Incentive Award Program is intended to be an integral part of the total compensation opportunity offered by the organization to these key employees. This incentive program is an adjunct to other forms of compensation provided by UNGL.

III. DEFINITION OF TERMS

   For purposes of this program, terms have meanings as follows:

    A. "Base Salary" means a participant's W-2 wages for a calendar year excluding any extraordinary compensation such as bonuses, stock options, deferred compensation or benefits which are taxable for federal income tax purposes. For purposes of this program base W-2 earnings shall include, however, any salary deferrals which represent the employee's portion of contributions to a qualified benefit plan or deferred compensation plan offered by UNGL and subsidiaries.


    B. "Beneficiary" or "Beneficiaries" means the person or persons designated by the Participant to receive any payments due from this Annual Incentive Award Program in the event of the Participant's death. Such a designation may, without notice to the beneficiary, be changed or revoked by the Participant at any time and from time to time. The designation of the Beneficiary, and any change or revocation thereof, shall be made in writing and shall not be effective unless and until filed with and acknowledged by the Committee.

        If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, the amount payable from the Annual Incentive Award Program shall be paid to the Participant's Estate.

        If a person designated as a Beneficiary shall be a minor or a person who has been judged legally incompetent, UNGL shall make payment on behalf of such Beneficiary to the Beneficiary's guardian or conservator, but only if such guardian or conservator has provided to the Committee


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        documentary evidence satisfactory to it as to the legal, valid and continuing authority of such guardian or conservator to act on behalf of such Beneficiary. Upon payment to such guardian or conservator, neither the Board of Directors, UNGL, the Committee or any other agent, employee or officer of any of them shall have any further liability for such payment.

    C. "Committee" means the Compensation Committee of UNGL, as designated from time to time by the Board of Directors of UNGL.

    D. "Annual Incentive Award" means the amount earned by a Participant pursuant to the provisions of this Program.

    E. "Annual Incentive Award Tables" means tables established by the Committee for each Plan Year which correlate the performance of UNGL and subsidiaries to the percentage of Incentive awards that may be earned.

    F. "Net Income" means the audited GAAP net income of UNGL for a particular Plan Year.

    G. "Participant" means any officer of UNGL or subsidiary who has been designated by the Compensation Committee to participate in this program.

    H. "Plan Year" means a twelve month consecutive period commencing on each January 1 and ending on each December 31.

    I.  "Shareholders" means the shareholders of UNGL.

IV.   DESIGNATION OF PARTICIPANTS

    A. The Participants in this program shall be those employees of UNGL and subsidiaries who are designated by the Committee as being eligible to participate in the plan. The following classifications of employees shall be considered eligible for consideration by the Committee to participate in this program:

        1.  President / Chief Executive Officer

        2.  Senior Vice Presidents

        3.  Vice Presidents

        4.  2nd Vice Presidents and Assistant Vice Presidents

    B. A Participant may participate only in one plan or program providing for annual incentive payments or compensation. Should any individual be a participant in another such plan or program, he/she will be excluded from receiving any benefit under this program.


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    C.  In order to be eligible to be a Participant for any Plan Year, an individual must meet the criteria set forth in this program both at the beginning and the end of the Plan Year, except in those cases where a Participant's employment with UNGL and subsidiaries has terminated due to retirement, death or disability. Any deviation from this clause requires the prior written approval of the Committee.

    D. The Board of Directors of UNGL will be the sole determinant as to the number of Participants in this plan.

V.   ANNUAL INCENTIVE AWARDS FOR PARTICIPANTS

    A. BASIS FOR EARNING ANNUAL INCENTIVE AWARDS: Participants will earn an Annual Incentive Award as follows:

        Tier I and Tier II Participants:

            - Part I - Achievement of actual Net Income for the Plan Year versus the budgeted Net Income for the Plan Year.

        Tier III and Tier IV Participants:

            - Part I - Achievement of actual Net Income for the Plan Year versus the budgeted Net Income for the Plan Year

                                       And

            - Part II - Evaluation of the Participant's individual contribution to the overall success of UNGL as measured by the achievement of individual performance expectations of the Participant for the Plan Year.

B.    AWARD OPPORTUNITIES:

        Part I - Award opportunities under this program are expressed as a percentage of the Participant's Base Salary as defined in section III.

        The award opportunities vary for each Participant depending on the tier to which the Participant is assigned. These tiers and their respective award opportunities are as follows:

            Participant's     Annual Award Opportunities  (Part 1)
                              ------------------------------------
            Category          Threshold   Target            Maximum
            --------          ---------   ------            -------

            Tier I                  20%         50%         75%
            Tier II                 15%         40%         60%
            Tier III                10%         25%         45%
            Tier IV                 5%          10%         20%


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      Part II - Award opportunities under this program are expressed as a percentage of the Participant's Base Salary as defined in section III.

      The award opportunities vary for each Participant depending on the category to which the Participant is assigned. The categories and their respective award opportunities are as follows:

            Participant's Category  Annual Award Opportunity  (Part II)
            ----------------------  -----------------------------------
            Tier I                         N/A
            Tier II                        N/A
            Tier III                       Up to 5%
            Tier IV                        Up to 10%

C     DETERMINATION OF ANNUAL INCENTIVE AWARDS EARNED:

      Part I - The Compensation Committee will establish the budgeted Net Income for the Plan Year that needs to be achieved in order for the Participant to receive awards at various levels of performance. The performance achievement is equal to actual Net Income for the Plan Year divided by the budgeted Net Income for the Plan Year ("Performance Achievement"). The following levels of Performance Achievement will be utilized as a basis when determining the award for each Participant:

- Threshold - The Participant will achieve the Threshold award if Performance Achievement is equal to .90.

- Target - The Participant will achieve the Target award if Performance Achievement is equal to 1.00.

- Maximum - The Participant will achieve the Maximum award if Performance Achievement is equal to or greater than 1.20.

      If Performance Achievement falls in-between the Threshold/Target/Maximum levels, the Annual Incentive Award will be determined using the following regression formulas, where appropriate:

         Category        Achievement to 100%        Achievement Above 100%
         --------        -------------------        ----------------------

-     Tier I       -     300 (x) - 250 = Award %     125(x) - 75= Award %
-     Tier II      -     250 (x) - 210 = Award %     100(x) - 60 = Award %
-     Tier III     -     150 (x) - 125 = Award %     100(x) - 75 = Award %
-     Tier IV      -      50 (x) -  40 = Award %      50(x) - 40 = Award %

      Note: (x) equals the level of Performance Achievement


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      When using the above formulas, if Performance Achievement is below .9 then
      (x) equals zero and if Performance Achievement is greater than 1.2 then
      (x) equals 1.2.

      Part II - Tier III and Tier IV participants are eligible to earn an additional discretionary award of up to 5% and 10%, respectively, of the Participant's base salary based on the Participant's achievement of individual performance goals for the Plan Year. This discretionary award will be determined by the Participant's immediate manager and approved by the Committee. No awards under Part II will be earned if Performance Achievement is less than .8


VI.   PAYMENT OF ANNUAL INCENTIVE AWARDS.

      A Participant shall be entitled to receive payment in an amount equal to his/her Annual Incentive Award no later than thirty days after receipt by the Committee of the audited GAAP financial statements of UNGL and subsidiaries. Notwithstanding the foregoing, in order to be eligible for payment of an Annual Incentive Award amount for any Plan Year, a Participant must be employed by UNGL and subsidiaries at the close of the Plan Year, except in the case of a Participant whose employment terminates on account of retirement, death, or disability. In the case of a Participant whose employment has terminated during the Plan Year due to retirement, death or disability, that Participant or his/her Beneficiary will qualify for a pro-rated portion of the Participant's Annual Incentive Award, based on the number of complete calendar months of service which the Participant completed during that Plan Year. Any deviation from this clause requires the prior authorization of the Committee.

      Any payments due to Particpants' Beneficiaries under this program will be paid at the time payment would otherwise have been made to the Participant, provided the identity and validity of such Beneficiary has been legally established.

        Notwithstanding any other provision of this Plan, (A) if an individual's employment with UNGL and subsidiaries is terminated on account of conduct detrimental to UNGL's best interests, then the Committee, in its sole discretion, may cancel payment of any Annual Incentive Awards that have been earned under this program but have not yet been paid ( Determination of whether or not conduct is detrimental to the best interest of UNGL and subsidiaries shall be solely the discretion of the Compensation Committee and shall not be subject to challenge by the Participant in any manner) and (B) if a Participant resigns for any reason prior to the payment of an Annual Incentive Award, the Participant shall not be entitled to any payment under the Plan.


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VII.  PLAN ADMINISTRATION.

      This plan shall be administered by the Committee. The Committee shall have the authority to interpret the plan in its sole and absolute discretion based upon the Plan's provisions and to make all other determinations necessary or desirable for the Plan's administration; and such decisions of the Committee shall be final, conclusive and binding on all parties.

      The designation of an individual as a Participant for a particular Plan Year shall not confer upon such individual the right to be designated as a Participant in a subsequent Plan Year.

      An individual who has been designated by the Committee as a Participant for a Plan Year shall be notified in writing no later than January 1 of the Plan Year of such designation.

      UNGL shall deduct from any distributions made to Participants or Beneficiaries under this plan any applicable federal, state or local taxes which UNGL may be required to deduct under the law and all amounts distributed under this plan are stated herein before any such deductions.

      No Participant or other person shall have an interest in any fund or any specific assets of UNGL and subsidiaries by reason of being a Participant in this plan or any right to receive any distribution under the plan except and to the extent expressly provided in the plan.

      The designation of an individual as a Participant under this plan shall not be construed as conferring upon such individual any right to remain in the employ of UNGL and subsidiaries. With respect to any Participant, UNGL and subsidiaries' right to discipline, promote, demote, reassign or terminate for any reason it deems fit shall not be affected in any manner by reason of such individual's designation as a Participant in this plan.

      All questions or controversies arising in any manner between the parties or persons in connection with this plan or its operation, whether as to any claim for benefits, or as to the construction of language or meaning of the plan, or rules and regulations adopted by the Committee, or as to any writing, decision, instrument or account in connection with the operation of the plan or otherwise, shall be submitted to the Committee for decision. The decision of the Committee shall be binding upon all persons dealing with the plan.

IX.   NO ASSIGNMENT OF ALIENATION

      Except as otherwise required by law, no right or interest (which right shall simply be a contractual right) of any Participant hereunder shall be


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      assigned, transferred or pledged voluntarily or involuntarily and any attempt to do so shall be void, nor shall such rights or interests be subject to attachment or other claims of creditors.

X.    GENERAL

      All actions taken or determinations made by the Committee shall be final and binding and all concerned and nothing in this plan shall be deemed to give any Participant, Beneficiary, legal representatives or assigns any right to participate in the plan except as determined by the Committee pursuant to the provisions in the plan.

XI.   PLAN AMENDMENT AND TERMINATION

      The Company reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the Shareholders of the Company in accordance with applicable law to the extent required under Code Section 162(m): (i) materially alter the performance goals set forth in Article V; (ii) change the class of eligible employees set forth in
      Article IV; or (iii) implement any change to a provision of the Plan requiring Shareholder approval in order for the Plan to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant's right to receive payment of an Incentive Award for a Plan Year otherwise payable hereunder.


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                                     ANNEX A

                              UNITED NATIONAL GROUP
                                  Key Personnel
TIER I

   Seth Freudberg, President/CEO

TIER II

  Richard March, Sr. Vice President, General Counsel
  Kevin Tate, Sr. Vice President/CFO
  Bill Schmidt, Sr. Vice President, Underwriting
  Bob Cohen, Sr. Vice President, Marketing
  Jonathan Ritz, Sr. Vice President, Ceded Reinsurance
  Timothy Dwyer, Sr. Vice President

TIER III

  Thomas McGeehan, Vice President, Finance & Accounting
  Jerry Hart, Vice President, Claims
  James McCreesh, Vice President/Chief Actuary
  James Pye, Vice President, Underwriting
  Viola Clements, Vice President, Underwritiing
  George Morris, Vice President, Underwriting
  William Scherr, Executive Vice President, JH Ferguson
  Robert Glettler, Vice President, Diamond State Insurance Co.
  Lynne Gerber-Saionz, Vice President, Associate General Counsel
  Linda Hohn, Vice President Regulatory Affairs
  Jack Freeston, Vice President, Information Systems
  Kathleen Morris Rosati, Vice President HR and Office Administration Steve Brodzinski, Vice President, Marketing

TIER IV

  Debra Donnelly, AVP, Accounting
  Michael Power, AVP, Reinsurance & Agency Accounting
  Gerry Durkin, 2nd VP, Claims
  Clarion Hesse, AVP Casualty Claims
  Dominic Conicello, AVP Property Claims
  Noreen Marshall, AVP Underwriting Operations
  Dianne Sprague, AVP Underwriting
  George Michaels, AVP Underwriting
  Maribeth Finley, AVP Information Systems

*    Daniel McFadden, Assistant Vice President, Financial Accounting

*    Melissa Houck, Assistant Vice President, Actuarial

*    Newly hired in September/October, 2003